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                                                                    EXHIBIT 21.1

The following is a list of all of the Company's subsidiaries, regardless of the materiality of their operations. Each of these subsidiaries is included in the Company's Consolidated Financial Statements; provided, however that CuraScript Pharmacy, Inc., CuraScript PBM Services, Inc., and iBIOLogic, Inc. were each acquired after December 31, 2003, and, as a result, they are not included in the Company's Consolidated Financial Statements for the period ending December 31, 2003.

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SUBSIDIARY                                               STATE OF ORGANIZATION     D/B/A
----------                                               ---------------------     -----
Central Fill, Inc.                                        Pennsylvania           None
CFI New Jersey, Inc.                                      New Jersey             None
CuraScript PBM Services, Inc.                             Delaware               CuraScript
CuraScript Pharmacy, Inc.                                 Delaware               CuraScript
Diversified NY IPA, Inc.                                  New York               None
Diversified Pharmaceutical Services (Puerto Rico), Inc.   Puerto Rico            None
Diversified Pharmaceutical Services, Inc.                 Minnesota              None
ESI Airport Properties, LLC                               Delaware               None
ESI Canada                                                Ontario, Canada        None
ESI Claims, Inc.                                          Delaware               None
ESI Enterprises, LLC                                      Delaware               None
ESI-GP Canada, ULC                                        Nova Scotia, Canada    None
ESI-GP Holdings, Inc.                                     Delaware               None
ESI Mail Pharmacy Service, Inc.                           Delaware               None
ESI Partnership                                           Delaware               None
ESI Realty, LLC                                           Delaware               None
ESI Resources, Inc.                                       Minnesota              None
Express Access Pharmacy, Inc.                             Delaware               None
Express Scripts Canada Co.                                Nova Scotia, Canada    None
Express Scripts Canada Holding, Co.                       Delaware               None
Express Scripts Sales Development Co.                     Delaware               None
Express Scripts Specialty Distribution Services, Inc.     Delaware               None
Express Scripts Utilization Management Co.                Delaware               None
iBIOLogic, Inc.                                           Delaware               None
Intecare Pharmacies, Ltd.                                 Ontario, Canada        None
IVTx, Inc.                                                Delaware               None
Great Plains Reinsurance Company                          Arizona                None
National Prescription Administrators, Inc.                New Jersey             NPA
NPA of New York IPA, Inc.                                 New York               None
Phoenix Marketing Group, LLC                              Delaware               Phoenix
Value Health, Inc.                                        Delaware               None
ValueRx of Michigan, Inc.                                 Michigan               None
YourPharmacy.com, Inc.                                    Delaware               None
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